EXHIBIT 99.1

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

April 9, 2018

Dear Fellow Stockholder:

Thank you for your investment in Griffin-American Healthcare REIT IV. We are writing today to provide you with an important company update, including information regarding a recently completed valuation of our portfolio and an estimated net asset value (“NAV”) of our shares that was determined by our board of directors as a result of this valuation process.

As you know, Griffin-American Healthcare REIT IV invests in quality healthcare-related real estate. We purchased our first asset in June 2016 and since that time have built an attractive portfolio comprised of 40 medical office buildings, senior housing facilities and skilled nursing facilities for an aggregate contract purchase price of nearly $500 million.1 Additionally, we are currently pursuing approximately $221 million in additional pending acquisitions2 which would result in a total portfolio of nearly $710 million upon the successful completion of these potential acquisitions.

Per our investment strategy, we are pursuing a selective approach to acquiring real estate, one that we believe will result in a high-quality portfolio of healthcare assets that delivers strong financial performance and the highest value possible. As our recently filed Annual Report on Form 10-K for the year ended December 31, 2017 demonstrates, our portfolio is performing very well, and enjoys strong overall occupancy, long weighted-average remaining lease terms, and rising net operating income, funds from operations and modified funds from operations.

Estimated Net Asset Value Per Share
On April 6, 2018, the board of directors of Griffin-American Healthcare REIT IV determined an estimated per share NAV of the company’s Class T and Class I common stock of $9.65 as of December 31, 2017, after having reviewed a valuation report that contained a range of values for the company’s common stock delivered by CBRE Capital Advisors, Inc. (“CBRE Cap”), an independent FINRA registered broker-dealer firm that specializes in providing real estate financial services. CBRE Cap engaged CBRE Valuation & Advisory Services, an affiliate of CBRE Cap that conducts appraisals and valuations of properties, to perform certain analyses on the company’s operating assets. Subsequent to December 31, 2017, the REIT has acquired two additional healthcare properties for a consolidated contract purchase price of $22.6 million, which is not assessed in the valuation. Additionally, pursuant to the Investment Program Association’s practice guideline regarding valuations of publicly registered non-listed REITs to which the CBRE valuation methodology conforms, the estimated per share NAV does not include a portfolio premium that may accrue in a typical real estate transaction, nor does it reflect an enterprise value.

We are very pleased with this initial valuation of our portfolio, which represents growth of approximately 11.3 percent in the value of our properties compared to the aggregate contract purchase price, based on the mid-point of the estimated range of values provided by CBRE Cap in its valuation report.

The estimated per share NAV was determined by the board of directors based on the recommendation of its audit committee, which is comprised solely of independent directors, that it adopt $9.65, which represents the mid-point of the range of values contained in the valuation report provided by CBRE Cap. To determine the estimated range of values, CBRE conducted a valuation analyses of our property portfolio. CBRE Cap then divided the estimated aggregate value of our property portfolio, cash and other assets, less the estimated value of outstanding mortgage debt and other liabilities, by the number of shares of Class T and Class I common stock issued and outstanding on an adjusted fully diluted basis, calculated as of December 31, 2017. The board of directors is ultimately and solely responsible for the establishment of the estimated per share NAV. For a full description of the methodology and assumptions used to determine the estimated per share NAV, please see our Current Report on Form 8-K that we filed with the U.S. Securities and Exchange Commission on April 9, 2018.

Distribution Reinvestment Plan
Many of our stockholders participate in our distribution reinvestment plan (“DRIP”), wherein they receive additional shares of common stock in our company rather than receive a monthly cash distribution. In connection with the estimated per share NAV described herein, the board of directors has approved a new purchase price for shares of Class T and Class I common stock pursuant to the DRIP equal to the estimated per share NAV of $9.65, which will be effective beginning with the distribution

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payment to stockholders to be paid in the month of May 2018. If you are a current DRIP participant, you do not need to do anything – you will automatically continue to be issued DRIP shares under the new purchase price.

Share Repurchase Plan
In accordance with our share repurchase plan (“SRP”), the per share repurchase price will depend on the length of time the stockholder has held its shares as follows: after one year from the purchase date, 92.5 percent of the “repurchase amount”; after two years, 95 percent; after three years, 97.5 percent; and after four years, 100 percent. The “repurchase amount” is the lesser of the purchase price paid per share or the current per share offering price in a current offering of the company’s common stock (which, effective April 11, 2018, is $10.05 per share for Class T common stock and $9.65 per share for Class I common stock). However, for SRP requests submitted pursuant to the death and qualifying disability exception, shares will be repurchased at a price equal to 100% of the amount per share the stockholder paid to acquire such shares.

It is important to keep in mind that the estimated per share NAV of $9.65 is simply a snapshot as of a particular date and may fluctuate over time as we continue to purchase properties and actively manage our portfolio. The estimated per share NAV is not intended to represent the amount that you could expect to receive if you were to sell your shares now or when we complete a liquidity event.

We are very pleased with the growth and performance of Griffin-American Healthcare REIT IV, as well as the strong initial valuation of our portfolio. As we continue to pursue our strategic plan, we will work to further enhance the value of our portfolio and to maximize shareholder value. Should you have any questions, please contact our Investor Services department at 888-926-2688.

Thank you for your continued support.

Sincerely,

Jeff Hanson	Danny Prosky
Chairman and Chief Executive Officer	President and Chief Operating Officer

Enclosure

[1]	Based on aggregate contract purchase price as of March 31, 2018.

[2]
Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of March 31, 2018. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200

Frequently Asked Questions

1)	Why did the board determine an estimated per share NAV?
The board of directors determined an estimated per share net asset value (“NAV”) of our common stock in order to assist the broker-dealers that participate in our offering in meeting their customer account statement reporting obligations as required by the Financial Industry Regulatory Authority (“FINRA”).

2)	Did the valuation include a portfolio premium or other adjustments to value?
The valuation performed by CBRE Capital Advisors, Inc. (“CBRE Cap”), an independent FINRA registered broker-dealer firm that specializes in providing real estate financial services, was conducted pursuant to industry guidelines that do not allow for the consideration of a portfolio premium or other adjustments that we would reasonably expect to accrue in a typical real estate transaction, nor did it include an enterprise value.

3)	How was the estimated per share NAV determined?
CBRE Cap and/or its affiliates evaluated our property portfolio and determined a range of $9.32 to $9.99 for the estimated per share NAV of our Class T and Class I common stock as of December 31, 2017. The audit committee of the board of directors, comprised solely of independent directors, engaged CBRE Cap and reviewed CBRE Cap’s valuation analyses and report, and recommended an estimated per share NAV, which represents the mid-point of CBRE Cap’s range, to the full board of directors. Based on the audit committee’s recommendation, the board of directors adopted an estimated per share NAV of $9.65. The board of directors is ultimately and solely responsible for the establishment of the estimated per share NAV. For a full description of the methodology and assumptions used to determine the estimated per share NAV, please see our Current Report on Form 8-K that we filed with the U.S. Securities and Exchange Commission on April 9, 2018.

4)	Will my monthly distribution payment change?
No. We do not expect any changes to our distribution policy as a result of the valuation.

5)	What impact does the estimated per share NAV have on the distribution reinvestment plan (“DRIP”)?
The new purchase price for shares of Class T and Class I common stock pursuant to the DRIP will be equal to the estimated per share NAV of $9.65, beginning with the distribution payment to stockholders to be paid in the month of May 2018. Stockholders currently enrolled in the DRIP do not need to do anything – they will automatically continue to be issued DRIP shares at the new price of $9.65 per share.

6)	How will the share repurchase plan (“SRP”) change as a result of the estimated per share NAV?
The per share repurchase price is based on the “repurchase amount,” which is the lesser of the purchase price paid per share or the current per share offering price in a current offering of our common stock (which, effective April 11, 2018, is $10.05 per share for Class T common stock and $9.65 per share for Class I common stock). Shares accepted for repurchase will be repurchased at a price equal to 92.5 percent to 100 percent of the repurchase amount, depending on the length of ownership. For SRP requests submitted pursuant to the death and qualifying disability exception, shares will be repurchased at a price equal to 100% of the amount per share the stockholder paid to acquire such shares.

7)	When will the estimated per share NAV be reflected on my quarterly customer account statement?
Your quarterly customer account statement will reflect the $9.65 estimated per share NAV beginning with your second quarter statement, which will be provided to you in July 2018.

8)	Will the estimated per share NAV change?
The board of directors expects to perform annual valuations of our property portfolio henceforth and will adjust the estimated per share NAV accordingly.

9)	Who can I contact for additional information?
Please contact our Investor Services department at 888-926-2688 should you have any questions.

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This letter contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our expectations regarding our continued success, changes to our distribution policy, the estimated per share NAV of our common stock and our future determinations thereof, our ability to acquire additional properties, our ability to actively manage our portfolio, the completion of a liquidity event, our ability to successfully pursue our strategic plan, our ability to further enhance the value of our portfolio and our ability to maximize shareholder value. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to the company’s ability to close all or any of the prospective acquisitions discussed herein; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding changes in the Investment Program Association’s practice guideline regarding valuations of publicly registered non-listed REITs; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.